Exhibit 99.1

Streamline Health® Reports First Quarter 2021 Financial Results

First quarter 2021 Revenues of $3.0 million; ($2.1 million) Net Loss; ($0.7 million) Adjusted EBITDA

Atlanta, GA, June 08, 2021 (GLOBE NEWSWIRE) -- Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of the eValuator™ Revenue Integrity Program to help healthcare providers proactively address revenue leakage and compliance exposure, today announced financial results for the first quarter of fiscal year 2021, which ended April 30, 2021.

Total revenues for the first quarter of fiscal 2021 were $3.0 million, compared to $2.8 million in the prior year period. SaaS revenue was up $287,000, approximately 32%, compared to the same quarter a year ago. The revenue growth during the quarter was driven by higher revenue from SaaS and software licenses offset by lower revenue from professional services, audit services and maintenance and support. Recurring revenue comprised 76% of first quarter fiscal 2021 revenue compared to 76% of first quarter fiscal 2020 revenue.

Net loss for the first quarter of fiscal 2021 was ($2.1 million) as compared to a net income of $3.7 million during the first quarter of fiscal 2020. First quarter fiscal 2021 net loss included $320,000 income from  discontinued operations of the Company’s legacy ECM business which closed February 24, 2020, compared to $4.7 million of income from discontinued operations during the first quarter of fiscal 2020. Income from discontinued operations was offset by a loss from continuing operations for the three months ended April 30, 2021 and 2020 of ($2.5 million) and ($1.0 million), respectively.

Adjusted EBITDA for the first quarter of fiscal 2021 was a loss of ($0.7 million), compared to an adjusted EBITDA loss of ($0.6 million) in the first quarter of fiscal 2020.

“I remain excited about the opportunities for revenue growth via our eValuator solution. As the healthcare provider industry recovers from the Coronavirus crisis, I believe we will see a return to more normal technology purchasing patterns. This won’t happen overnight, but we are seeing signs that the ROI our eValuator technology delivers helps us get to the top of the new initiative list with many of our prospects,” stated Tee Green, President and Chief Executive Officer, Streamline Health.

“With the expansion of our direct sales force, and the addition of new, large reseller agreements, I believe we are well positioned to gain the attention of more large healthcare providers that need pre-bill coding analysis to ensure their revenue integrity.”

Highlights from the first quarter ended April 30, 2021 included:

●	Revenue for the first quarter of fiscal 2021 was $3.0 million; SaaS revenue grew 12% compared to the fourth quarter of fiscal 2020;
●	Loss from continuing operations for the first quarter of fiscal 2021 was ($2.5 million);
●	Adjusted EBITDA for the first quarter of fiscal 2021 was ($0.7 million);
●	Total bookings (total contract value) for the first quarter of fiscal 2021 were $2.6 million.

Conference Call

The Company will conduct a conference call to review the results on Wednesday, June 9, 2021 at 9:00 AM ET. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Wednesday, June 9, 2021 at 12:00 PM ET to Wednesday, June 16, 2021 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13719851. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline Health website, www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that this measure provides useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leader in pre-bill revenue integrity solutions for healthcare providers. Our eValuator™ Revenue Integrity Program includes integrated solutions, technology-enabled services and analytics that drive compliant revenue and improved financial performance across the enterprise. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact

Randy Salisbury

SVP, Chief Sales & Marketing Officer

(404) 229-4242

Randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	April 30,
	2021	2020
Revenues:
Systems sales	$135,000	$-
Professional services	78,000	152,000
Audit Services	504,000	544,000
Maintenance and support	1,057,000	1,258,000
Software as a service	1,177,000	890,000
Total revenues	2,951,000	2,844,000

Operating expenses:
Cost of systems sales	137,000	77,000
Cost of professional services	214,000	242,000
Cost of audit services	389,000	360,000
Cost of maintenance and support	87,000	186,000
Cost of software as a service	610,000	405,000
Selling, general and administrative	2,551,000	2,291,000
Research and development	977,000	684,000
Non-routine costs	441,000	-
Loss on exit of membership agreement	-	105,000
Total operating expenses	5,406,000	4,350,000
Operating loss	(2,455,000)	(1,506,000)
Other expense:
Interest expense	(13,000)	(14,000)
Miscellaneous expense	15,000	(18,000)
Loss before income taxes	(2,453,000)	(1,538,000)
Income tax benefit	(9,000)	561,000
Loss from continuing operations	$(2,462,000)	$(977,000)

Gain on sale of discontinued operations	-	6,009,000
Income from discontinued operations	320,000	137,000
Income tax benefit (expense)	-	(1,496,000)
Income from discontinued operations	320,000	4,650,000
Net (loss) income	$(2,142,000)	$3,673,000

Basic Earnings per Share:
Continuing operations	$(0.07)	$(0.03)
Discontinued operations	0.01	0.16
Net (loss) income	$(0.06)	$0.13

Weighted average number of common shares - basic	37,497,958	29,767,814

Diluted Earnings per Share:
Continuing operations	$(0.07)	$(0.03)
Discontinued operations	0.01	0.15
Net (loss) income	$(0.06)	$0.12

Weighted average number of common shares – diluted	38,184,765	30,037,716

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS

(Unaudited)

	April 30,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$16,727,000	$2,409,000
Accounts receivable, net	3,187,000	2,929,000
Contract receivables	257,000	174,000
Prepaid and other current assets	1,331,000	1,216,000
Current assets from discontinued operations	110,000	587,000
Total current assets	21,612,000	7,315,000

Non-current assets:
Property and equipment, net	83,000	104,000
Right of use asset on operating lease	349,000	391,000
Capitalized software development costs, net	5,818,000	5,945,000
Intangible assets, net	509,000	624,000
Goodwill	10,712,000	10,712,000
Other non-current assets	947,000	873,000
Long-term assets from discontinued operations	11,000	13,000
Total non-current assets	18,429,000	18,662,000
	$40,041,000	$25,977,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$243,000	$272,000
Accrued expenses	1,053,000	908,000
Current portion of term loan	2,301,000	1,534,000
Deferred revenues	4,983,000	3,862,000
Current portion of operating lease obligation	199,000	198,000
Current liabilities from discontinued operations	358,000	595,000
Total current liabilities	9,137,000	7,369,000

Non-current liabilities:
Term loan, net of current portion	-	767,000
Deferred revenues, less current portion	170,000	130,000
Operating Lease obligations, less current portion	176,000	222,000
Total non-current liabilities	346,000	1,119,000
Total liabilities	9,483,000	8,488,000

Stockholders’ equity	30,558,000	17,489,000
	$40,041,000	$25,977,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended
	April 30,
	2021	2020
Cash flows from continuing operating activities:
Loss from continuing operations	$(2,462,000)	$(977,000)
Depreciation	21,000	14,000
Amortization of capitalized software development costs	506,000	289,000
Amortization of intangible assets	115,000	123,000
Amortization of other deferred costs	116,000	75,000
Valuation adjustments	-	17,000
Loss on exit of membership agreement	-	105,000
Share-based compensation expense	565,000	263,000
Benefit for accounts receivable allowance	-	(15,000)
Benefit for income taxes	-	(561,000)
Changes in assets and liabilities	661,000	(1,236,000)
Net cash used in operating activities	(478,000)	(1,903,000)
Net cash from operating activities - discontinued operations	560,000	(2,270,000)

Cash flows used in investing activities:
Capitalization of software development costs	(378,000)	(479,000)
Proceeds from sale of ECM assets	-	11,284,000
Net cash provided by (used in) investing activities	(378,000)	10,805,000
Net cash used in investing activities - discontinued operations	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	16,100,000	-
Payments for costs on issuance of common stock	(1,293,000)	-
Proceeds from term loan	-	2,301,000
Principal payments on term loan	-	(4,000,000)
Other	(193,000)	(22,000)
Net cash used in financing activities	14,614,000	(1,721,000)
Net decrease in cash and cash equivalents	14,318,000	4,911,000
Cash and cash equivalents at beginning of year	2,409,000	1,649,000
Cash and cash equivalents at end of year	16,727,000	$6,560,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

April 30, 2021
Three Months Ended
Systems Sales	$135,000
Professional Services	199,000
Audit Services	386,000
Maintenance and Support	135,000
Software as a Service	1,725,000
Q1 2021 Bookings	$2,580,000
Q1 2020 Bookings	$1,285,000

STREAMLINE HEALTH SOLUTIONS, INC.

Reconciliation of loss from continuing operations to non-GAAP Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended April 30,
	2021	2020
Loss from continuing operations	$(2,462)	$(977)
Interest expense	13	14
Income tax (benefit) expense	9	(561)
Depreciation	21	14
Amortization of capitalized software development costs	506	289
Amortization of intangible assets	115	123
Amortization of other costs	116	75
EBITDA	(1,682)	(1,023)
Share-based compensation expense	565	263
Non-cash valuation adjustments	-	17
Loss on exit of operating lease	-	105
Non-routine costs	457	-
Adjusted EBITDA	$(660)	$(638)
Adjusted EBITDA per diluted share:
Net loss per common share – diluted	$(0.07)	$(0.03)
Adjusted EBITDA per adjusted diluted share (1)	$(0.02)	$(0.02)

Diluted weighted average shares (2)	37,497,958	29,767,814
Includable incremental shares - Adjusted EBITDA (3)	686,807	269,902
Adjusted diluted shares	38,184,765	30,037,716

(1) Adjusted EBITDA per adjusted diluted share for our common stock is computed using the treasury stock method.

(2) Diluted EPS for our common stock was computed using the treasury stock method.

(3) The number of incremental shares that would be dilutive under an assumption that the Company is profitable during the reported period, which is only applicable for a period in which the Company reports a GAAP net loss. If a GAAP profit is earned in the reported periods, no additional incremental shares are assumed.